UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2023

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At an Annual Meeting of Stockholders of Century Communities, Inc. (the “Company”) held on May 3, 2023, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to eliminate or limit the personal liability of certain officers of the Company as permitted by recent amendments to Delaware law (the “Charter Amendment”).  A description of the Charter Amendment can be found in “Proposal No. 2. Approval of Amendment to our Certificate of Incorporation to Eliminate or Limit the Personal Liability of Officers” in the Company’s definitive proxy statement for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2023.  The Charter Amendment became effective upon the filing of a Certificate of Amendment to Certificate of Incorporation of Century Communities, Inc. (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on May 3, 2023.

The foregoing description of the Charter Amendment is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held an Annual Meeting of Stockholders on May 3, 2023 (the “Annual Meeting”).

As of the close of business on March 9, 2023, the record date for the Annual Meeting, there were 32,017,086 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  Each share of common stock was entitled to one vote.  Stockholders holding an aggregate of 30,231,529 shares of common stock entitled to vote at the Annual Meeting, representing 94.42% of the Company’s outstanding shares of common stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on March 22, 2023.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 -
Election of Directors.  The six director nominees proposed by the Board of Directors of the Company were elected to serve as members of the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Dale Francescon	28,484,245	264,694	15,304	1,467,286
Robert J. Francescon	28,656,178	102,380	5,685	1,467,286
Patricia L. Arvielo	27,582,685	1,173,597	7,961	1,467,286
John P. Box	19,318,140	9,438,217	7,886	1,467,286
Keith R. Guericke	27,519,632	1,236,720	7,891	1,467,286
James M. Lippman	27,548,123	1,210,909	5,211	1,467,286

Proposal No. 2 -	Approval of the Charter Amendment. The Company’s stockholders approved the Charter Amendment by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,759,779	5,967,082	37,382	1,467,286

Proposal No. 3 -
Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, was approved by the Company’s stockholders by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
30,129,183	98,887	3,459	0

Proposal No. 4 -	Advisory Vote on Executive Compensation. The Company’s stockholders approved the proposal to approve, on an advisory basis, our executive compensation, by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,562,313	1,957,750	244,180	1,467,286

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Century Communities, Inc. (filed herewith)

104	The Cover Page from this Current Report on Form 8-K, Formatted in Inline XBRL (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2023	CENTURY COMMUNITIES, INC.

	By:	/s/ David L. Messenger
	Name:	David L. Messenger
	Title:	Chief Financial Officer and Secretary